SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2004

HEI, Inc. (Exact name of Registrant as Specified in Charter)

Minnesota (State or Other Jurisdiction of Incorporation)	0-10078 (Commission File Number)	41-0944876 (IRS Employer Identification No.)

PO Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota 55386 (Address of Principal Executive Offices, including Zip Code)

(952) 443-2500 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Item 5. OTHER EVENTS.

On February 11, 2004, at the annual shareholder meeting of HEI, Inc. (“the Company”) held today, Mack Traynor made a presentation to shareholders. A copy of such presentation is attached as exhibit 99.1. Also at the annual meeting of shareholders, Mr. Traynor announced that the Company is in possession of approximately 250,000 shares of common stock of the Company that were beneficially owned by Anthony J. Fant, the Company’s former Chairman of the Board, chief executive officer, president and a current director. The Company intends to sell such shares to reduce the amount of the judgment the Company has against Mr. Fant.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements. Not Applicable.

(b)	Pro Forma Financial Information. Not Applicable.

(c)	Exhibits:

99.1	Presentation dated February 11, 2004, presented at the HEI, Inc. annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEI, INC.

Dated: February 11, 2004	By	/s/ Douglas Nesbit Douglas Nesbit Its: Chief Financial Officer

Exhibit Index

99.1	Presentation dated February 11, 2004, presented at the HEI, Inc. annual meeting of shareholders.